EXHIBIT 15
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-219440,
333-223678 and 333-237186) on Form S-8 and the registration statements (Nos. 333-265958,
333-265958-01, 333-265958-02, 333-265958-03, 333-265958-04 and 333-265958-05) on Form
F-3 of our report dated February 7, 2024, with respect to the consolidated financial statements of British American Tobacco p.l.c. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
London, United Kingdom
February 9, 2024